© 2022 Envestnet, Inc. All rights reserved. 1Q 2022 Earnings Supplemental Presentation May 5, 2022

2 Safe Harbor Disclosure This presentation contains forward-looking statements. These forward-looking statements include, in particular, statements about our plans, strategies and prospects. These statements are based on our current expectations and projections about future events. The words or or the negative of those terms or other similar expressions are intended to identify forward-looking statements and information. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on assumptions and estimates by our management that, although we believe to be reasonable, are inherently uncertain and subject to risks and uncertainties that could cause actual results to differ from those anticipated or predicted by our forward-looking statements. These risks and uncertainties include those described in our filings with the SEC. In light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this presentation may not in fact occur. We undertake no obligation to update or revise any forward-looking statement after the date of this presentation as a result of new information, future events or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

3 Non-GAAP Disclosure Statement This presentation contains the non-GAAP financial measures, net and net income per diluted . excludes the effect of purchase accounting on the fair value of acquired deferred revenue. On January 1, 2022, the Company adopted ASU 2021-08 whereby the Company now accounts for contract assets and contract liabilities obtained upon a business combination in accordance with ASC 606. Prior to the adoption of ASU 2021-08, we recorded at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition did not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenues has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP. represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, accretion on contingent consideration and purchase liability, fair market value adjustment on contingent consideration liability, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, income or loss allocations from equity method investments and (income) loss attributable to non-controlling interest. net represents net income before deferred revenue fair value adjustment, non-cash interest expense, cash interest on our convertible notes, non-cash compensation expense, restructuring charges and transaction costs, severance, accretion on contingent consideration and purchase liability, fair market value adjustment on contingent consideration liability, amortization of acquired intangibles, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, income or loss allocations from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations. net income per diluted represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding. These measures are not calculated in accordance with GAAP and may be calculated differently than similar non-GAAP measures for other companies. Quantitative reconciliations of our non-GAAP financial information to the most directly comparable GAAP information appear in the appendix to this presentation. Reconciliations are not provided for guidance on such measures as we are unable to predict the amounts to be adjusted, such as the GAAP tax provision. Our non-GAAP financial measures should not be viewed as a substitute for revenues, net income (loss) or net income (loss) per share determined in accordance with GAAP.

4 Key Messages for Today Progress and execution on our strategy despite volatile markets Report Q1 2022 results and updating 2022 guidance A highlight of the Advisor Summit: Headway in Q1 in our businesses & products designed to accelerate growth

5 Envestnet A Powerful Story a massive and powerful set of Data All networked to solve an expanding set of customer needs that powers the most modern, connected Technology that drives implementation from the biggest product marketplace of Solutions

6 Proven Record of Innovation and Growth Cloud-based TAMP Advisor-as- Portfolio- Manager UMA Tamarac RIA solution Advice-centric platform Data Aggregation Financial planning TAMP Integrated Wealth Platform Financial Wellness Ecosystem Fully mobile WM platform Credit Exchange Niche advisory/ small business Trust Services Exchange Insurance Exchange Advanced AI recommendations Client apps Developer tools

Market and Industry Leading Footprint

~$5.5 trillion
in assets

~17.8 million
investor accounts

~107,000
advisors

~17,000 data sources

~450 million
linked consumer accounts

+31 million Users**

+625
FinTech Companies

16 of 20
of the largest
U.S. Banks

47 of 50
of the largest
wealth management and
brokerage firms

+500
of the largest Registered
Investment Advisers

*Metrics as of March 31, 2022
**Paid subscribers

ENVESTNET
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8 The Three Pillars of the Envestnet Strategy Capture more of the addressable market Modernize the digital engagement marketplace Open the platform to the ecosystem Leveraging our scale and $5.5T in platform assets for growth Investing in leading digital experiences that drive client engagement and action Drawing more advisors, consumers and developers onto the platform

9 Investing Insurance Credit Retirement Trust Health Envestnet and Integrated Partner Solutions Total Portfolio & Direct Indexing Products HNW Solutions Portfolio Overlays OCIO Support Asset Manager Network Fixed Annuities Income Annuities Indexed Annuities Structured Annuities Variable Annuities Securities- Backed Residential Real Estate Unsecured Consumer 3(21) Investment Advice 3(38) Investment Management Pooled Plans Tech Platform Wealth Preservation Strategies via an Intelligent Platform Estate Planning Attorney Network Corporate Trustee Services Wealth Structuring Specialists Wealth Transfer Medicare Insurance

10 Advisor Portal A powerful and intuitive next-gen advisor experience with a focus on creating a holistic approach to wealth A new advisor dashboard that provides a customizable overview through a library of widgets Simplistic navigation with improved menus, grids, and bookmarking functionality Improved data filtering and customized views through filters, column managers and saved layouts Updated launch pad experience to quickly access third-party platforms and exchanges User friendly API onboarding experience Coming soon!

11 Client Portal Provides a single view of your entire financial life Dynamic-personalization at scale Supports robust branding options Engages advisor and client journeys from mass market to ultra-high net worth Supports the ability to track spending habits, create budgets & benchmark their patterns against their peers Includes deeper interactive planning integration Will include branded Android & Apple mobile app experiences in 2023 Delivered May 2022

12 Developer Portal A new, modern, streamlined developer experience Unified technology and APIs for the entire Envestnet ecosystem Provides quick access to public and restricted developer content Includes: Yodlee API/Services Wealth API/Services MoneyGuide Experiences Empowers the entire Envestnet ecosystem with tools to rapidly onboard and deploy new technologies to developers Provides developers with easy-to-use tools, training materials and services to test, build and launch new financial solutions Delivered April 2022

13 Going Deeper with Clients Q1 2022 Growth by Segment Category YoY Growth Total Platform 15% AUM/A 14% AUM 26% Personalized Solutions 45%Q1 2021 Total Platform $4,828 AUM/A $695 AUM $286 AUM/A $793 AUM $361 Total Platform $5,530 Sustainable/DI/Overlay $39 Sustainable/DI/Overlay $57 Assets ($B)

Solid First Quarter 2022 Results

(in millions except per share amounts)	1Q22 Outlook *Provided 2/24/22*	**1Q22 Results vs. Midpoint**	YoY Change (%)*	Key Variance Drivers – Results vs. Outlook
Adjusted revenues(1)	$322.0 – 325.0	**$321.4** -$2.1	+17%	• Lower asset-based revenue driven by the decline in the equity and bond markets affecting monthly and average daily balance billed accounts, and softer flows than anticipated with mix weighted more to AUA
Adjusted EBITDA(1)	$52.5 – 54.5	**$55.7** +$2.2	-18%	• Operating expenses are slightly favorable across most lines
Adjusted net income per diluted share(1)	$0.44 – 0.45	**$0.47** +0.03	-27%	• Driven by slightly favorable operating expenses

*YoY change represents 1Q22 results vs. 1Q21 results.

(1) Non-GAAP financial measure.

(2) Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision.

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15 2022 Full Year Outlook (in millions except for per share amounts) Initial FY22 Outlook (2/24/22) Updated FY22 Outlook Updated midpoint vs. initial midpoint Updated increase (decrease) vs. initial midpoint Primary Variance Drivers vs. Prior Year Adjusted revenues(1) $1,360 - $1,385 $1,330 $1,340 -$38 -3% Growth in asset-based revenue Growth in subscription revenue Adjusted EBITDA(1) $270 - $280 $255 - $260 -$18 -7% Actively managing our expenses Partial restoration of normal operating expense Annualized investments to drive long-term growth Adjusted EBITDA(1) Margin 19.9% - 20.2% 19.2% - 19.4% -0.8% n/a Normalized effective tax rate 25.5% 25.5% n/a n/a Unchanged Diluted shares outstanding 66.5 66.1 -0.4 -1% Normal growth in diluted shares Adjusted net income per diluted share(1) $2.30 $2.40 $2.17 - $2.23 -0.15 -6% Higher depreciation and increasing share count (1) Non-GAAP financial measure. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. (2) Please review slides 2 and 3 for additional disclosures.

16 Capital Position as of March 31, 2022 Cash and Cash Equivalents $360M Annual cash interest expense $11.2M(1) Debt Outstanding on Revolving Line of Credit ($500M) $0M Revolving Line of Credit SOFR + spread(2) Convertible Debt Maturing 2023 $345M Convertible Debt 2023 1.75% coupon Convertible Debt Maturing 2025 $517.5M Convertible Debt 2025 0.75% coupon Net Leverage Ratio 2.0x Strong Balance Sheet and Liquidity (1) Run rate as of 3/31/22. Includes convertible note coupon payments and undrawn fees on revolving line of credit. (2) Based on terms of new credit agreement entered into in February 2022. We estimate the spread to be Adjusted SOFR + 200 bps based on our current leverage ratio.

Appendix

Illustrative Market Impact on Full Year Financials

Assuming +/-5% market change[1]

Asset-based revenues	Cost of revenues	Adjusted EBITDA[1] unmitigated
~$39M	~$22M	~$16M

Management has visibility into expected performance allowing operating decisions that may impact hiring plans, variable compensation and other spending initiatives.

Amounts represent annualized impact applicable to a 5% change in equity and bond markets. Amounts based on 1Q22 actual revenue.

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19 Illustrative Market Impact Calculations -based revenue and limited exposure to equity markets, a 5% equity and bond market decline would have an approximate 3% impact on our revenue for the subsequent four quarters assuming no other changes to market values. Approximately 80% of our asset-based revenue is billed quarterly, in advance. As such, the majority of any market impact would be seen in future quarters. More than half of our asset-based revenue is paid to third party managers and strategists. This naturally reduces the impact on our profit from a market decline. In the above scenario, a 5% equity and bond market decline would have a 6-7% impact on our adjusted EBITDA over the subsequent four quarters assuming no other changes to market values. This represents the unmitigated impact. Depending on the severity of the impact, management may choose to offset a portion of this impact through lower variable compensation, and changing its discretionary hiring and spending plans.

20 Outlook Table (a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision. (1) Non-GAAP financial measure. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company provided the following outlook for the second quarter ending June 30, 2022 and full year ending December 31, 2022. This outlook is based on the market value of assets on March 31, 2022. We caution that we cannot predict the market value of our assets on any future date. See slide 2 for more information. In Millions Except Adjusted EPS 2Q 2022 GAAP: Revenues: Asset-based $ 196.5 - 197.5 Subscription-based $ 118.5 - 119.0 Total recurring revenues $ 315.0 - 316.5 Professional services and other revenues $ 9.0 - 9.5 Total Revenues: $ 324.0 - 326.0 Asset-based cost of revenues $ 116.0 - 116.5 Total cost of revenues $ 129.5 - 130.0 Net income (a) Diluted shares outstanding 66.3 Net income per diluted share (a) Non-GAAP: Adjusted revenues(1): Asset-based $ 196.5 - 197.5 Subscription-based $ 118.5 - 119.0 Total recurring revenues $ 315.0 - 316.5 Professional services and other revenues $ 9.0 - 9.5 Total Revenues: $ 324.0 - 326.0 Adjusted EBITDA(1) $ 55.5 - 56.5 Adjusted net income per diluted share(1) $ 0.45 -0.46 FY 2022 $ 1,329.8 - 1,339.7 (a) 66.1 (a) $ 1,330.0 - 1,340.0 $ 255.0 - 260.0 $ 2.17 - 2.23

21 Reconciliation of Non-GAAP Financial Measures Three Months Ended March 31, (in thousands) (unaudited) 2022 2021 Total revenues $ 321,363 $ 275,105 Deferred revenue fair value adjustment 54 80 Adjusted revenues $ 321,417 $ 275,185 Net income (loss) $ (14,708) $ 14,935 Add (deduct): Deferred revenue fair value adjustment 54 80 Interest income (321) (170) Interest expense 4,853 4,215 Income tax provision (benefit) 2,020 (5,588) Depreciation and amortization 31,618 28,392 Non-cash compensation expense 21,814 14,137 Restructuring charges and transaction costs 2,346 2,784 Severance 3,106 4,914 Accretion on contingent consideration and purchase liability 388 Fair market value adjustment on contingent consideration liability (140) Non-recurring litigation and regulatory related expenses 3,077 1,709 Foreign currency (108) 151 Non-income tax expense adjustment 24 (566) Loss allocations from equity method investments 1,545 3,288 (Income) loss attributable to non-controlling interest 377 (265) Adjusted EBITDA $ 55,697 $ 68,264

22 Adjusted net income per share - diluted $ 0.47 $ 0.64 Reconciliation of Non-GAAP Financial Measures Three Months Ended March 31, (in thousands, except share and per share information) (unaudited) 2022 2021 Net income (loss) $ (14,708) $ 14,935 Income tax provision (benefit) 2,020 (5,588) Income (loss) before income tax provision (benefit) (12,688) 9,347 Add (deduct): Deferred revenue fair value adjustment 54 80 Non-cash interest expense 2,059 1,423 Cash interest - Convertible Notes 2,480 2,480 Non-cash compensation expense 21,814 14,137 Restructuring charges and transaction costs 2,346 2,784 Severance 3,106 4,914 Accretion on contingent consideration and purchase liability 388 Fair market value adjustment on contingent consideration liability (140) Amortization of acquired intangibles 17,520 16,478 Non-recurring litigation and regulatory related expenses 3,077 1,709 Foreign currency (108) 151 Non-income tax expense adjustment 24 (566) Loss allocations from equity method investments 1,545 3,288 (Income) loss attributable to non-controlling interest 377 (265) Adjusted net income before income tax effect 41,606 56,208 Income tax effect (10,610) (14,333) Adjusted net income $ 30,996 $ 41,875 Basic number of weighted-average shares outstanding 54,903,677 54,208,469 Effect of dilutive shares: Options to purchase common stock 156,349 222,387 Unvested restricted stock units 568,914 562,612 Convertible notes 9,898,549 9,898,549 Warrants 51,764 76,142 Diluted number of weighted-average shares outstanding 65,579,253 64,968,159

Reconciliation of Non-GAAP Financial Measures

(in millions) (unaudited)	Year Ended December 31,										
	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
Net income (loss)	7.61	0.47	3.66	13.98	4.44	(55.57)	(3.28)	4.01	(17.20)	(2.64)	12.69
Accretion on contingent consideration and purchase liability	-	-	-	-	0.89	0.15	0.51	0.22	1.77	1.69	0.73
Contract settlement charges	1.18	-	-	-	-	-	-	-	-	-	-
Customer inducement costs	4.57	-	-	-	-	-	-	-	-	-	-
Deferred revenue fair value adjustment	-	1.25	0.16	-	0.32	1.27	0.13	0.12	9.27	0.69	0.28
Depreciation and amortization	6.38	12.40	15.33	18.65	27.96	64.00	62.82	77.63	101.27	113.66	117.77
Fair market value adjustment to investment in private company	-	-	-	-	-	-	-	-	-	-	(0.76)
Fair market value adjustment on contingent consideration liability	-	-	0.50	(1.43)	(4.15)	1.59	-	-	(8.13)	(3.11)	(1.07)
Foreign currency	-	-	-	-	-	(0.72)	0.49	(0.59)	(0.07)	0.12	(0.01)
Impairment of customer inducement assets	0.17	-	-	-	-	-	-	-	-	-	-
Impairment of equity method investment	-	-	-	-	-	0.73	-	-	-	-	-
Imputed interest expense on contingent consideration	-	-	0.79	1.47	-	-	-	-	-	-	-
Income tax provision (benefit)	2.98	2.60	2.05	8.53	4.55	15.08	1.59	(13.17)	(30.89)	(5.40)	7.67
Interest expense	0.79	-	-	0.63	10.27	16.60	16.35	25.20	32.52	31.50	16.93
Interest income	(0.08)	(0.03)	(0.02)	(0.14)	(0.34)	(0.04)	(0.20)	(2.36)	(3.35)	(1.11)	(0.83)
Litigation related expense	0.13	0.27	0.01	0.02	0.07	5.59	1.03	-	2.88	7.83	7.59
Loss allocation from equity method investments	-	-	-	-	-	1.42	1.47	1.15	2.36	5.40	7.09
(Income) loss attributable to non-controlling interest	-	-	-	1.23	1.64	1.08	0.32	1.79	0.11	(1.83)	(0.70)
Non-cash compensation expense	3.06	4.04	8.92	11.42	15.16	33.28	31.33	40.25	60.44	57.11	68.02
Non-income tax expense adjustment	-	-	-	-	-	6.23	0.35	(0.59)	0.37	0.42	(1.35)
Non-recurring gains	-	-	-	-	-	-	-	-	-	(5.88)	-
Other	(1.10)	-	-	(1.83)	0.07	(1.38)	-	-	-	-	-
Re-audit related expenses	-	-	3.11	-	-	-	-	-	-	-	-
Restructuring charges and transaction costs	1.05	2.72	3.30	2.67	13.50	5.78	13.67	15.58	26.56	19.38	18.49
Severance	0.70	0.28	0.79	0.74	1.70	4.34	2.32	8.32	15.37	25.11	11.35
Gain on acquisition of equity method investment	-	-	-	-	-	-	-	-	-	(4.23)	-
Gain on settlement of liability	-	-	-	-	-	-	-	-	-	-	(1.21)
Gain on insurance reimbursement	-	-	-	-	-	-	-	-	-	-	(0.97)
Gain on sale of interest in private company	-	-	-	-	-	-	-	-	-	(1.65)	-
Adjusted EBITDA	**27.44**	**23.99**	**38.59**	**55.94**	**76.07**	**99.44**	**128.89**	**157.55**	**193.29**	**242.94**	**261.73**

ENVESTNET

Note: Numbers may not sum due to rounding.

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